Exhibit 99.(12)

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-168285 on Form N-4 of our report dated March 12, 2025, relating to the financial statements and financial highlights for each of the variable accounts of Separate Account A of Pacific Life & Annuity Company for the year ended December 31, 2024, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 22, 2025

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 333-168285 on Form N-4 of our report dated March 28, 2025 related to the statutory-basis financial statements of Pacific Life & Annuity Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 22, 2025